Exhibit 23.1


                          Independent Auditors' Consent



The Board of Directors
Cubic Energy, Inc.


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 10, 2005, relating to the financial statements of Cubic Energy, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



Philip Vogel & Co. PC


Dallas, Texas
December 16, 2005